                                                               Exhibit (d)(xvii)

March 23, 2004

Randall W. Merk,
President and Chief Executive Officer,
Schwab Capital Trust
101 Montgomery Street
San Francisco, CA 94104

Re: Schwab International MarketMasters Fund - Select Shares

Dear Mr. Merk:

This letter will confirm our agreement to limit net operating expenses of the above-named fund, as noted in the table below and described in the fund's registration statement filed with the Securities and Exchange Commission.

                                 NET OPERATING    GUARANTEED
        FUND                     EXPENSE LIMIT     THROUGH:
SCHWAB INTERNATIONAL              1.47 bps         2/28/06
MARKETMASTERS FUND

Sincerely,

/s/ Stephen B. Ward                   /s/ Evelyn Dilsaver
-------------------                   -------------------
Senior Vice President and Chief       Senior Vice President, AMPS Development
Investment Officer, Charles Schwab    and Distribution Charles Schwab & Co.,
Investment Management, Inc.           Inc.

cc:

Shelley Harding-Riggen
Steven Greenwell
Tai-Chin Tung
Mei-Luh Lee